Exhibit 10.3

The People's Republic of China

National-owned Land Use Rights Certificate

[Unofficial Translation]

Certificate No.: 010842359

Date: March 10, 2003

Made by PRC Minister of Land and Resources

(Seal)

Land User	Hebei Baoding Orient Paper Milling Co., Ltd. (Seal)
Land Address	South Nanhuan Road, Xushui County
Purpose	For industry
Type of Use Right	Transferred
Expire Date	March 10, 2053
Land Size	58.06 mu
Issuing Authority	The People’s Government of Xushui County (Seal) Date: March 10, 2003